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                                                                    Exhibit 10.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.

                                 PROMISSORY NOTE

                                                                   July 21, 2000
                                                           Boston, Massachusetts

US$800,000

         FOR VALUE RECEIVED, the undersigned, Joseph Seebach (the "MAKER"), hereby promises to pay to the order of Primix Solutions Inc., a Delaware corporation (the "PAYEE"), at such place or places as may be specified by the Payee, in lawful money of the United States of America, the principal sum of EIGHT HUNDRED THOUSAND DOLLARS (US$800,000).

         1. PAYMENT OF PRINCIPAL AND INTEREST. The principal sum of, and all accrued but unpaid interest on, this Note shall be due and payable on July 21, 2001 or such earlier date as may be mutually agreed upon by the Maker and the Payee, or as otherwise provided herein. All amounts due and owing under this Note shall bear interest at the rate of 7.508% per annum (reflecting the yield on the current one year treasury bill plus 1.5%) on the unpaid balance, compounded quarterly. The interest due shall be paid within 30 days after the end of each calendar quarter. All computations of the interest rate hereunder shall be made on the basis of a three hundred and sixty-five (365) day year and shall be paid for the actual number of days elapsed on which the principal sum is outstanding. This Note may be prepaid by the Maker at any time without penalty.

         2. SECURITY. This Note is secured by a perfected, first priority security interest in 200,000 shares of the common stock of Primix Solutions Inc. ("Common Stock") owned by the Maker, in accordance with the terms of that certain Stock Pledge Agreement by and between the Maker and the Payee dated July 21, 2000 (the "Pledge Agreement"). The Maker shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from any sales by the Maker of shares of Common Stock of the Payee held on the date hereof, or any successor securities, in reduction of the principal until such time as the principal has been paid in full, and in connection with each such payment Maker shall pay accrued but unpaid interest on the amount so paid. For purposes hereof, "net after-tax proceeds" refers to the amount received upon any sale of such shares of Common Stock, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Maker, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes).

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         3. EVENTS OF DEFAULT. It shall be deemed an "Event of Default"
hereunder in the event of: (i) an assignment for the benefit of creditors or commencement of any proceeding under any bankruptcy or insolvency law by or against the Maker, (ii) the termination, for any reason, of the Maker's employment with the Payee or (iii) a material breach of the Pledge Agreement by the Maker.

         In case an Event of Default shall occur, the aggregate unpaid balance of principal under this Note and accrued interest thereon may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement. The Payee shall have (i) full-recourse against the Stock (as defined in the Pledge Agreement) in connection with the repayment of such principal and
(ii) full-recourse against the Security for Obligations and any other assets of the Maker in connection with the repayment of the accrued interests thereon.

         4. MAXIMUM RATE OF INTEREST. All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, PROVIDED, HOWEVER, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount in excess shall be applied first to the reduction of the principal balance evidenced hereby.

         5. WAIVERS OF CERTAIN RIGHTS. The Maker hereby expressly waives presentment, demand, protest and notice of every kind, and assents to the substitution, release or addition of any collateral which at any time may be security for payment of this Note.

         No delay or omission on the part of the Payee in exercising any rights hereunder shall operate as a waiver of such rights or of any other right of the Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         6. EXPENSES. The Maker will pay all costs and expenses of collection, including reasonable attorney's fees, incurred or paid by the Payee in enforcing this Note.

         7. FURTHER ASSURANCES. The Maker shall do, make, execute and deliver all such additional and further acts, deeds, assurances and instruments as the Payee may reasonably require to more completely vest in and assure to the Payee its rights hereunder.

         8. ASSIGNMENT; SUCCESSORS. This Note is personal and may not be assigned by the Maker. This Note and all obligations of the Maker hereunder shall be binding upon his heirs,

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executors and administrators. The Payee shall have the right to assign this
Note, without any restriction. The Payee's rights and remedies under this Note shall inure to the benefit of its assigns and successors by way of merger, consolidation or sale of substantially all of the assets or stock of the Payee.

         9. GOVERNING LAW. This Note shall be governed by and construed under the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

                                          MAKER:

                                          JOSEPH SEEBACH

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